Statement Under Oath of Principal Executive Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Michael D. Parker, state and attest that:

  To the best of my knowledge, based upon a review of the covered reports of The Dow Chemical Company, and, except as corrected or supplemented in a subsequent covered report:
  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).
  I have reviewed the contents of this statement with the Company's audit committee.
  In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report:"
  Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2001;
  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy material of The Dow Chemical Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and
  any amendments to any of the foregoing.

/S/ MICHAEL D. PARKER
Michael D. Parker
August 13, 2002

Subscribed and sworn to before me this 13th day of August, 2002.

                                    /S/ SUSAN M. FRADETTE
                                     Susan M. Fradette
                                    Notary Public
                                    Midland County, Michigan
                                    My Comm. Expires: 01-30-04